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                                                                     Exhibit 5.1





August 9, 2007



uWink, Inc.
16106 Hart Street
Van Nuys, California  91606



         Re:  Registration Statement on Form SB-2 (Registration No. 333-144029).

Ladies and Gentlemen:

         We have acted as counsel to uWink, Inc., a Delaware corporation (the "Company"), in connection with the a registration statement on Form SB-2 (the "Registration Statement"), heretofore filed in connection with the registration under the Securities Act of 1933, as amended (the "Act") of an offering (the "Offering") of shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and warrants (the "Warrants") to purchase shares of the Common Stock (the "Warrant Shares"), for an aggregate purchase price up to $15,000,000. The Common Stock and Warrants are being offered as units ("Units") and upon closing of the Offering, the Units will separate and the Common Stock and Warrants will be issued separately. The Warrant Shares will be issuable upon exercise of the Warrants, substantially in the form filed as Exhibit 4.19 to the Registration Statement

         In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to
Item 601(b)(5) of Regulation S-B promulgated by the United States Securities and Exchange Commission.

         In connection with rendering this opinion, we have examined and are familiar with the Registration Statement, the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, the Registration Statement, corporate proceedings of the Company relating to the Offering, the Units, the Warrants and the Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the legal capacity of all natural person, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date, and the due execution and delivery of the Units and Warrant Shares in the manner described in the Registration Statement.

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uWink, Inc.
August 9, 2007
Page 2



         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. the issuance and sale of the Units, and the Common Stock and Warrants included therein, has been duly and validly authorized and, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

         2. the Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms and conditions of the Warrants, will be duly and validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                         Very truly yours,

                                         /s/ SONNENSCHEIN NATH & ROSENTHAL LLP